Exhibit 10.4

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement, dated as of March 12, 2018 (this “Agreement”), is by and between MERCANTIL SERVICIOS FINANCIEROS, C.A., a Venezuela corporation (“MSF”), and MERCANTIL BANK HOLDING CORPORATION, a Florida corporation and a subsidiary of MSF (the “Company”). Capitalized terms used in this Agreement and not otherwise defined herein have the respective meanings provided in the Separation Agreement.

MSF and the Company are parties to that certain Separation and Distribution Agreement, dated as of March 12, 2018 (the “Separation Agreement”). MSF has delivered ownership of all issued and outstanding Company Class A Shares and Class B Shares (collectively, “Company Shares”) to the Distribution Trust on the Delivery Date. The Distribution Trust holds the Distributed Shares for the benefit of the Record Holders, and will cause the Distributed Shares to be distributed to the Record Holders on the Distribution Date. The Retained Shares will be held in the Distribution Trust for the benefit of MSF subsidiaries pending the transfer to MSF of Retained Shares by MSF subsidiaries, and the subsequent sale or disposition of Retained Shares by MSF and the Trust Termination Date.

The Company has agreed in Section 8.5 of the Separation Agreement to provide MSF certain registration rights with respect to the Retained Shares, which are set forth in this Agreement.

In consideration of the premises and other good and valuable consideration, the receipt of which is acknowledged, the parties, intending to be legally bound, agree as follows:

ARTICLE I

GENERAL

1.1 Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate” means, with respect to any person, any other person that controls, or is controlled by, or is under common control with, such Person.

“BHC Act” means the U.S. federal Bank Holding Company Act of 1956 and Federal Reserve rules and regulations thereunder.

“Change in Control” means, with respect to a Person, any change in Control for any purposes, including generally under the BHC Act, Change in Control Act, and/or United States federal securities Laws (regardless of whether the BHC Act, Change in Control Act or such securities Laws would apply to the Person taking Control or to any transaction, event or action); and also shall include (i) any takeover, acquisition, merger, consolidation, statutory or other share exchange, receivership, bankruptcy, conservatorship or other transaction, event or action of any kind, including the removal, replacement, detention, incarceration, or diminution or limitation of any kind upon the duties, authority or discretion of, any one or more of such Person’s executive officers or directors or the board of directors or any committee thereof, (ii) any other action by any Person, including attempts to exercise Control of a Person, any taking, directly or indirectly, by any Person, of any interest in Company Shares held, directly or indirectly, of record or beneficially by MSF, or (iii) the adoption or enforcement of any Law, which has the same or similar effects, regardless of the form or duration of such transactions, actions or events; and whether or not any such transactions, actions or events are specific to MSF, and/or other financial institutions, and shall include transactions, events, actions or Laws that are more general in nature or effect.

“Change in Control Act” means the U.S. federal Change in Bank Control Act of 1978 and Federal Reserve and OCC rules and regulations thereunder.

“Control,” including the terms “controlling,” “controlled” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any person, or the power to appoint or remove directors or executive officers, whether through the ownership of voting securities, or otherwise, and as such terms are used in the BHC Act, Change in Control Act, or U.S. federal securities laws.

“Excluded Offering” means a public offering of Company Shares (or securities convertible into, or exchangeable or exercisable for Company Shares, or which have voting rights or participation features with Company Shares) (i) pursuant to any stock purchase plan, dividend reinvestment plan, stock ownership plan, or stock option or equity compensation or incentive plan or other similar plan where stock is being offered or issued, directly or indirectly, to or for the benefit of any employees, potential employees, officers, directors, agents or consultants of the Company and/or its subsidiaries, or (ii) made as consideration pursuant to an acquisition or business combination (whether a merger, consolidation, share exchange or otherwise), a partnership or joint venture or strategic alliance or investment by the Company or similar non-capital raising transaction (but not an offering to raise capital or monies to pay the purchase consideration for such an acquisition).

“Federal Reserve” means the Board of Governors of the Federal Reserve System and its delegees.

“Governmental Authority” means any applicable executive, legislative, judicial or other governmental, quasi-governmental, civil or military, regulatory or self-regulatory authority, agency, department, board, commission, political subdivision or instrumentality, whether federal, state, local or foreign, and any Person exercising or asserting, directly or indirectly, the powers of any of the foregoing, and any Person owned or controlled by, or acting for or on behalf of any of the foregoing.

“IPO” means an initial underwritten public offering of Company Class A common stock.

“Misstatement” means an untrue statement of a material fact contained in a document, or an omission of a material fact required to be stated in such document or necessary to make the statements in such document not misleading in light of the circumstances under which they were made.

“OCC” means the Office of the Comptroller of the Currency.

“Registrable Shares” means the Retained Shares held in the Distribution Trust on behalf of MSF, including any Company Shares initially held by the Distribution Trust as Retained Shares on behalf of MSF subsidiaries immediately following the Distribution and which Retained Shares have been transferred and delivered to MSF by such subsidiaries, and any Company Shares received in respect of such Retained Shares solely as a result of a Reorganization Event. Registrable Shares shall cease to be Registrable Shares upon the earliest to occur of the following: (i) the sale of such shares pursuant to a Registration Statement, Rule 144 or other exemptions from registration, or any other sales, transfers, contribution, buybacks, or repurchases of Registrable Securities to or by the Company or (ii) any remaining Retained Shares become eligible for resale by MSF under Rule 144 without volume and manner of sale limitations, (iii) upon and following any Change in Control of MSF or (iv) upon the occurrence or existence of any event or condition described in Section 2.7(1) below.

“Registrable Shares outstanding” means the number of shares determined by calculating the total number of outstanding Company Shares that are Registrable Shares at any date of determination.

“Registration Expenses” means all fees and expenses incurred by the Company relating to any registration, qualification or compliance pursuant to this Agreement, including all registration and filing fees, Company counsel fees and expenses, exchange listing fees, transfer agent’s and registrar’s fees, cost of distributing prospectuses in preliminary and final form as well as any supplements thereto, printing expenses, fees and disbursements of one Company counsel, blue sky fees and expenses, Financial Industry Regulatory Authority fees, expenses of the Company’s independent accountants, and any other Persons retained by the Company, but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company, and excluding Selling Expenses, which shall be paid by MSF.

“Registration Statement” means a Piggyback Registration Statement or a Shelf Registration Statement.

“Reorganization Event” has the meaning provided in Section 3.2(a).

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC” means the U.S. Securities Exchange Commission.

“Securities Act” means the Securities Act of 1933, and the SEC rules and regulations thereunder.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Shares, Counsel for MSF, and any expenses charged by underwriters, including counsel fees and expenses, for diligence or otherwise in connection with any Underwritten Offering, subject to Section 2.4.

“Share Lock-up” means the restrictions contained in or contemplated by the IPO underwriting agreement or other underwriting agreements, or any documents or agreements related thereto with respect to Company Shares, which limit offers, sales and registrations of Company Shares by the Company and its Affiliates or selling shareholders and related matters following the pricing of an IPO and any other Underwritten Offering of Company Shares, after giving effect to any waivers, modifications or terminations of such restrictions.

“Underwritten Offering” means an offering of securities registered with the SEC under the Securities Act conducted by one or more underwriters pursuant to the terms of an underwriting agreement.

ARTICLE II

REGISTRATION AND SHARE TRANSFERS

2.1 Securities Act Transfer Restrictions. All issued and outstanding Company Shares have been transferred to and are held in the Distribution Trust, and the Distribution Trust Agreement restricts transfers of such Company Shares, and all interests therein and in the Distribution Trust. MSF is an Affiliate of the Company and the Registrable Shares may not be offered or sold except pursuant to an effective registration statement or an available exemption from registration under the Securities Act. Accordingly, MSF shall not and shall not permit any MSF subsidiaries to, directly, indirectly or through others, offer, sell or dispose of any Company Shares or any interest therein, except pursuant to a Registration Statement as contemplated herein or pursuant to SEC Rule 144 or another exemption from registration under the Securities Act, if available. Prior to any transfer of Company Shares other than pursuant to an effective registration statement, MSF shall notify the Company of such transfer and the Company may require MSF to provide, prior to such transfer, such evidence that the transfer will comply with the Securities Act, including written representations and an opinion of counsel, as the Company and/or its Transfer Agent may reasonably request. The Company has imposed stop-transfer instructions with respect to any Company Shares beneficially owned by directly or indirectly MSF, and has placed restrictive legends in the Company’s and the Transfer Agents’ books evidencing the Company Shares, as set forth in Exhibit 1.

2.2 Registrable Shares. The initial number of Registrable Shares shall be 14,767,433 Class A Shares and 10,597,370 Class B Shares, which shall be subject to appropriate adjustment in the case of one or more Reorganization Events. No Company Shares purchased or acquired by or on behalf of MSF, directly or indirectly, or otherwise beneficially owned directly or indirectly by MSF at any time after the Delivery Date, will be Registrable Shares, except (x) Company Shares received by MSF subsidiaries in the Distribution and transferred by such subsidiaries to MSF and (y) those Company Shares received by MSF after the Distribution in respect of Retained Shares solely as a result of one or more Reorganization Events. No Company Shares held by MSF subsidiaries shall be registrable Shares, unless and until transferred and delivered to MSF, and held by MSF for sale or disposition.

2.3 Piggyback Registrations.

(a) The Company shall notify MSF in writing at least 10 Business Days (or such shorter period of time that is reasonable under the circumstances) prior to the filing of a Piggyback Registration Statement (as defined below), including the filing of a preliminary prospectus supplement, in the case of a Piggyback Offering to be conducted pursuant to a shelf registration statement that is already effective, for purposes of an Underwritten Offering of Company Shares to the public (whether for its own account or the account of others) (a “Piggyback Offering”), other than an Excluded Offering, and shall afford MSF the opportunity to include in such registration statement all or part of the Registrable Shares, subject to the terms and conditions hereof and the Separation Agreement. If MSF seeks to include any Registrable Shares in any such Registration Statement, MSF shall notify the Company in writing, within five Business Days after receipt of the notice from the Company, provided that MSF shall have two Business Days after receipt of a such a notice to request inclusion of Registrable Securities in a Piggyback Registration Statement in the case of a “bought deal”, “registered direct offering,” “at the market” or “overnight transaction” where no preliminary prospectus is used. If MSF decides not to include all of the Registrable Shares in any such registration statement, MSF shall nevertheless continue to have the right to include any Registrable Shares in any subsequent registration statement as may be filed by the Company with respect to such an offering (other than an Excluded Offering), all upon the terms and conditions set forth herein, except to the extent such Registrable Shares have been registered for resale pursuant to Section 2.3. Any registration statement (including the filing of a preliminary prospectus supplement, in the case of a Piggyback Offering to be conducted pursuant to a shelf registration statement that is already effective) filed for purposes of such an underwritten offering of Company Common Stock that includes an offer of Registrable Shares is referred to herein as a “Piggyback Registration Statement.”

(b) MSF may elect to withdraw from any Underwriting Offering by written notice to the Company and the managing underwriter, delivered at least 10 calendar days prior to the effective date of the Piggyback Registration Statement or in the case of a Piggyback Registration Statement to be consummated pursuant to a shelf registration statement that is already effective or that will automatically become effective upon filing, two days after the public announcement of the Underwritten Offering or if the Underwritten Offering is publicly announced at the beginning of a Business Day, 3:00 P.M. New York City time on such day.

(c) The Company shall have the right to select the managing underwriter or underwriters to administer any underwritten offering pursuant to a Piggyback Registration Statement, and shall have the right to consent to any underwriter proposed for an underwritten offering of Company Shares by MSF pursuant to a Shelf Registration Statement.

(d) MSF shall enter into an underwriting agreement with the Company and the underwriters and shall sell its Registrable Securities included in any Piggyback Underwritten Offering, upon the same terms and conditions as those applicable to the Company, except as expressly provided herein.

(e) MSF may exercise the Piggyback Registration Rights only as to the same class of Company Shares as the Company proposes to sell in the underwritten offering covered by a Piggyback Registration Statement.

(f) The Company shall have the right to withdraw or delay, any Piggyback Registration Statement or terminate any associated Piggyback Underwritten Offering at any time in the case of a Piggyback Underwritten Offering, without MSF’s consent, whether or not MSF has elected to include Registrable Shares in such registration. Any such termination shall not affect MSF’s registration rights hereunder to register Registrable Shares, and in the case of a delay, shall be permitted to delay its registration request for the period of the Company’s delay as to the Company Shares.

(g) At any time when an effective Shelf Registration Statement is current, the Company may, but shall have no obligation to permit, MSF to include Company Shares in a Piggyback Registration Statement, and if any such Company Shares are included in a Piggyback Registration Statement and sold, an identical number of Company Shares otherwise registered for resale by MSF shall be deregistered from the Shelf Registration Statement.

2.4 Shelf Registration; Exempt Resales.

(a) At any time, subject to any Share Lock-up that MSF or the Company is then a party to, upon MSF’s written request, the Company shall use commercially reasonable efforts to file with the SEC, as soon as practicable, a registration statement on Form S-1, Form S-3, or such other SEC form that the Company is eligible to use with respect to resales by MSF from time to time pursuant to SEC Rule 415, whether underwritten or otherwise, of any Registrable Shares then outstanding by MSF (the “Shelf Registration Statement”). The Company shall use Form S-3, if it is then eligible to use Form S-3.

(b) The Company shall use commercially reasonable efforts to (1) cause the Shelf Registration Statement to be declared effective under the Securities Act as promptly as practicable after it is filed and (2) keep the Shelf Registration Statement (or a replacement Shelf Registration Statement) continuously effective and in compliance with the Securities Act and usable for the resale of Registrable Shares until the earlier of (i) the second anniversary of effectiveness of the Shelf Registration Statement and (ii) such time as no Registrable Shares remain, as determined by the Company.

(c) The plan of distribution contained in the Shelf Registration Statement referred to in this Section 2.3 (or related prospectus supplement) shall be determined by MSF, subject to the reasonable review of and consent (not to be unreasonably delayed, conditioned or withheld) of the Company. MSF shall be entitled to sell Registrable Shares pursuant to the Shelf Registration Statement from time to time and at such times as MSF shall determine, subject to Section 2.5 below. MSF shall promptly advise the Company of its intention to sell Registrable Shares pursuant to the Shelf Registration Statement.

(d) If MSF intends to sell Registrable Shares pursuant to the Shelf Registration Statement through an Underwritten Offering, the Company shall use commercially reasonable efforts to facilitate such an offering; provided, however, that the Company will not be required to facilitate any Underwritten Offering, unless (i) the Registrable Shares requested to be included in such Underwritten Offering constitute at least 25% of the Registrable Shares then outstanding and (ii) the anticipated aggregate offering price for such Underwritten Offering, based on the then-current market prices, net of underwriting discounts and commissions, would exceed $50,000,000. MSF may sell Registrable Securities pursuant to the Shelf Registration Statement, subject to applicable Share Lock-ups, in no more than one Underwritten Offerings during the term of this Agreement.

(e) Notwithstanding the registration obligations set forth in Section 2.2(a), in the event the SEC informs the Company that all of the Registrable Shares then outstanding cannot, as a result of the application of Rule 415 of the Securities Act, be registered for resale as a secondary offering on a single registration statement, the Company shall (1) file amendments to the initial Shelf Registration Statement as required by the SEC or (2) withdraw the initial Shelf Registration Statement and file a new Shelf Registration Statement, in either case covering the maximum number of Registrable Shares permitted to be registered by the SEC, and shall use commercially reasonable efforts to file with the SEC, as promptly as practicable, one or more additional Shelf Registration Statements to register for resale those Registrable Shares that were not registered for resale on the initial Shelf Registration Statement, as amended, or the new Shelf Registration Statement.

2.5 Expenses of Registration. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance hereunder shall be borne and paid by the Company and all Selling Expenses shall be borne and paid by MSF (except in the case of a Piggyback Offering in which the Selling Expense shall be allocated on a pro rata basis between MSF and the Company based on the number of Company Shares sold by each of them in such Piggyback Offering). The respective obligations of the parties under Section 2.4 shall apply irrespective of whether a Registration Statement becomes effective or is withdrawn, delayed or suspended, or whether an Underwritten Offering is consummated or is withdrawn, delayed or suspended.

2.6 Suspension Periods. The Company may delay (i) the filing of any Registration Statement or (ii) any underwritten offering, and, if it determines necessary or appropriate, withdraw any Registration Statement that has been filed, but only if the Company’s board of directors makes a good faith determination that, if such delay or withdrawal is not taken or made, it would materially and adversely affect the Company and its subsidiaries taken as a whole or materially interfere with, or jeopardize the success of, any pending or proposed material transaction, including any material debt or equity financing, any material acquisition or disposition, any material recapitalization or reorganization or any other material transaction, whether due to commercial reasons, a desire to avoid premature disclosure of information or any other reason. Any period during which the Company has delayed a filing or an offering pursuant to this Section 2.5 is a “Suspension Period.” In no event shall there be more than two Suspension Periods during any period of 365 consecutive days, and the aggregate number of days covered by any one or more Suspension Periods shall not exceed 60 days in the aggregate during any period of 365 consecutive days.

2.7 Obligations of the Company. Whenever required to effect the registration of any Registrable Shares under this Agreement, the Company shall, as expeditiously as practicable:

(a) before filing a registration statement pursuant to this Agreement, or any prospectus or any amendments or supplements thereto or any issuer free writing prospectuses related thereto, (i) furnish to MSF copies of all such documents proposed to be filed and give MSF a reasonable opportunity to review and comment on such documents to the extent these contain information regarding MSF or its plan of distribution before these are filed, (ii) make any changes with respect to, and in reliance upon, information regarding MSF reasonably requested by MSF to such documents prior to filing, and (iii) notify MSF of the effectiveness of each such registration statement;

(b) furnish to MSF such number of copies of a prospectus, including a preliminary prospectus, and each supplement thereto, in conformity with the requirements of the Securities Act, and such other documents as MSF may reasonably request in order to facilitate the disposition of Registrable Shares;

(c) use commercially reasonable efforts to register or qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by MSF and as required by such securities or Blue Sky laws, as long as the Company is not required in connection therewith or as a condition thereto to qualify to do business, to file a general consent to service of process in any such jurisdictions, or to become subject to taxation in any such jurisdiction;

(d) in the event of any Underwritten Offering, enter into and perform and cause its directors, executive officers and principal shareholders to enter into and perform their respective obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

(e) at any time when a prospectus covering the resale of Registrable Shares is required to be delivered under the Securities Act, promptly notify MSF of the happening of any event as a result of which such prospectus includes a Misstatement, and promptly prepare and file with the SEC (and furnish to MSF a reasonable number of copies of) a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus does not contain such Misstatement;

(f) in the event of any Underwritten Offering, use commercially reasonable efforts to furnish, on the date that such Registrable Shares are delivered to the underwriters for sale, (i) an opinion dated as of such date, of Company counsel for the purposes of such registration, in form and substance customarily given to underwriters in an Underwritten Offering, addressed to the underwriters, and (ii) a “comfort” letter dated as of such date, from the independent registered public accountants of the Company, in form and substance as is customarily given by independent registered public accountants to underwriters in an Underwritten Offering, addressed to the underwriters;

(g) promptly notify MSF in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or any order suspending or preventing the use of any related prospectus or suspending the qualification of any equity securities included in such registration statement for sale in any jurisdiction, and use commercially reasonable efforts to obtain the withdrawal of such order;

(h) use commercially reasonable efforts to facilitate the timely delivery of Registrable Shares, free, to the extent permitted by law and the Distribution Trust Agreement, of all restrictions on transferability and free of any Voting Trust or Distribution Trust restrictions or rights;

(i) use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC under the Securities Act and the Exchange Act, including Rule 172, and notify MSF promptly if the Company no longer satisfies the conditions of Rule 172;

(j) use commercially reasonable efforts to list the Registrable Shares covered by such registration statement with any securities exchange on which the Company Shares are then listed;

(k) upon the request of MSF, use commercially reasonable efforts to de-register any Registrable Shares covered by the Shelf Registration Statement in order that such Registrable Shares may be included in a Piggyback Registration Statement, or vice versa; and

(l) the Company shall have no obligation under this Agreement to (i) register any Retained Shares, (ii) permit or facilitate the offering or sale of any Retained Shares pursuant to any Registration Statement or in any exempt transactions or (iii) pay any amounts to MSF or MSF Indemnified Parties, if and to the extent any such activity or payment would be limited or prohibited by United States federal or state Law, including United States executive order, the United States Department of the Treasury or any office thereof, including the Office of Foreign Assets Control, or any applicable United States, United Kingdom, European Union, Latin America or Canada sanctions (individually and collectively, “Sanctions”).

2.8 Obligations of MSF. Whenever required or requested by the Company or any underwriters to effect the registration of Registrable Shares or to offer and sell such securities, MSF agrees for itself and its Affiliates and as a condition to MSF’s obligations hereunder, to expeditiously:

(a) cooperate and cause their representatives to cooperate, with the Company and the underwriters, and provide all information requested, including a plan of distribution in the case of a Shelf Registration Statement, including any undertakings that the SEC may request with respect to any Registration Statement as to MSF’s possible status as a statutory underwriter;

(b) make MSF’s officers and representatives available in connection with the preparation of any Registration Statement and related prospectuses, free writing prospectuses, amendments and supplements, and any underwriting agreement and related agreements;

(c) timely make any filings or requests, obtain any determinations, waivers, or nonobjections from, and file such notices with the Federal Reserve, the OCC, Nasdaq (or such other market on which the Company Shares are traded) and the SEC, which are necessary, desirable or expedient to the offer and sale of the Registrable Shares and the reporting thereof; and

(d) furnish to the Company in writing such information (the “Shareholder Information”) regarding itself and its Affiliates, the Registrable Securities held by MSF and its subsidiaries and the intended methods of disposition of the Registrable Securities held by them, which is necessary to effect any Registration Statement or which is requested by the Company. MSF shall promptly notify the Company of any Misstatement or other inaccuracy or change in information previously furnished by it or on its behalf to the Company or of the occurrence of any event, in either case as a result of which any Registration Statement or any prospectus or other information included or incorporated therein contains or would contain an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly furnish to the Company any additional information required to correct and update any previously furnished information or required so that such Registration Statement or any prospectus or other information included or incorporated therein shall not contain Misstatements; and

(e) execute and deliver such agreements, officer’s certificates and other documents and instruments as the Company reasonably requests.

2.9 Other MSF Obligations. Further, MSF shall:

(a) offer and sell the Registrable Securities only in compliance with any requirements of the Separation Agreement, this Agreement, any conditions, commitments and requirements of the Federal Reserve or other applicable Governmental Authority and applicable securities laws;

(b) maintain the confidentiality of any confidential information, including “material nonpublic information” received from or otherwise made available by the Company to MSF or its representatives. Information that (i) is or becomes available to MSF from a public source other than as a result of a disclosure by MSF or any of its Affiliates, but only to the extent such information was not originally released in violation of a duty or contractual obligation of confidentiality, including any breaches of Company policy, (ii) is disclosed to MSF by a third-party source who MSF reasonably believes is not bound by an obligation of confidentiality to the Company, or (iii) is or becomes required to be disclosed by MSF by United States federal or state law, including by court order, or to a prospective transferee of Company Shares shall not be deemed to be “confidential information” for purposes of this Agreement;

(c) not use a free-writing prospectus to offer or sell any Company Shares or other Registrable Securities without the Company’s prior written consent;

(d) cause each MSF Affiliate that is a holder of Registrable Securities to comply with all of MSF’s obligations under this Agreement and the Separation Agreement, and MSF shall be responsible for any breaches or violations by such MSF Affiliate;

(e) cause each MSF subsidiary that is a record holder of Company Shares immediately following the Distribution, to transfer and deliver all Company Shares held by such subsidiaries to MSF;

(f) cease, as of the date that a final prospectus is made available to it for distribution to prospective purchasers of Registrable Shares, to distribute or use copies of any preliminary prospectus prepared in connection with the offer and sale of such Registrable Shares. Further, upon receipt of any notice from the Company of the happening of any event of the kind described in Sections 2.6(e) or 2.7(d), MSF shall immediately discontinue dispositions of Registrable Shares pursuant to the Registration Statement relating to such Registrable Shares until MSF receives copies of the supplemented or amended prospectus contemplated by Sections 2.6(e) or 2.7(d) and, if so directed by the Company, shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Stockholder’s possession of the prospectus relating to such Registrable Shares current at the time of receipt of such notice. If any such event occurs due to the inaccuracy of the MSF Information for inclusion in the registration statement, notwithstanding any other provision hereof, MSF shall pay all expenses attributable to the preparation, filing and delivery of any supplemented or amended prospectus contemplated by this subsection.

2.10 Other Delays and Suspensions. No sales of Retained Shares shall be made pursuant to a Shelf Registration or otherwise when MSF is restricted by a Share Lock-up agreement or by the Company’s insider trading policy and during any Suspension Period. Upon receipt of written notice from the Company that (i) a registration statement or prospectus contains a Misstatement, (ii) an amendment to a registration statement is required to update such registration statement as a result of the filing of an annual report on Form 10-K under the Exchange Act, or (iii) that the Company intends to make a public offering of securities, whether or not these include Company Shares, MSF shall promptly discontinue disposition of Registrable Shares covered by such registration statement or prospectus until it has received copies of the supplemented or amended prospectus that corrects such Misstatement, or until MSF is advised in writing by the Company that the use of the prospectus may be resumed.

2.11 Termination of Registration Rights. MSF’s registration rights shall expire upon the earliest of (i) the date all Company Shares held by MSF may be sold without volume or manner of sale restrictions under SEC Rule 144 (after taking into account whether MSF is an Affiliate of the Company as determined by the Company), (ii) the Company has sold, transferred, contributed or disposed of all Registrable Shares or (iii) there are no Registrable Shares outstanding.

2.12 Delay of Registration; Furnishing Information; and Limitations of Underwritten Offerings.

(a) MSF shall have no right to obtain or seek an injunction restraining or otherwise delaying any registration, Registration Statement, offering, whether or not an Underwritten Offering, by the Company with respect to any securities as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

(b) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.2 or 2.3 that MSF shall furnish to the Company such information regarding MSF, the Registrable Shares held by MSF and the intended method of disposition of such securities, as each may be required to effect the registration, offering or sale of the Registrable Shares.

(c) Notwithstanding anything to the contrary in this Agreement, if the managing underwriters in any Underwritten Offering determine in good faith that marketing factors, including any potential delay or price realizable per Company Shares, require a limitation of the number of Company Shares to be offered and sold pursuant to a Piggyback Registration Statement, the number of Company Shares that may be included in such Underwritten Offering will be allocated first to the Company and second to MSF’s Registrable Shares.

2.13 Indemnification.

(a) In the event any Registrable Shares are included in a Registration Statement under this Agreement, then, to the extent permitted by law, the Company will indemnify and hold harmless MSF and its officers, directors, agents and employees, and each Person, if any, who controls MSF within the meaning of the Securities Act or the Exchange Act and the officers, directors, agents and employees of such controlling persons (collectively, “MSF Indemnified Parties”), against any losses, claims, damages, or liabilities to which any of the foregoing Persons may become subject under the Securities Act, the Exchange Act or any state securities or Blue Sky laws, insofar as such losses, claims, damages, or liabilities (or actions, investigations or proceedings in respect thereof) (collectively, “Losses”) arise out of or are based upon: (1) any actual or alleged Misstatement contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments, supplements, or free writing prospectuses thereto, except to the extent that such actual or alleged Misstatement is based solely upon and in conformity with information provided in writing by MSF expressly for use therein; and/or (2) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities or Blue Sky law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities or Blue Sky law that is not otherwise covered by clause (1) and the Company will pay to MSF and MSF Indemnified Parties, all fees and expenses, including legal fees and expenses (including the fees and expenses of one local counsel), as reasonably incurred by, and billed to them in connection with investigating or defending any such Loss. The indemnity contained in this Section 2.12(a) shall not apply to amounts paid in settlement, or compromise of any such Loss, if such settlement is effected without the prior written consent of the Company, unless such settlement contains an unconditional, irrevocable and complete release of the Company and Company Indemnified Parties, from all Losses arising from or related to the matters giving rise to such Losses that are the subject of the settlement.

(b) In the event any Registrable Shares are included in a Registration Statement under this Agreement, then, to the extent permitted by law, MSF will indemnify and hold harmless the Company and its officers, directors, agents and employees, and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act and the officers, directors, agents and employees of such controlling persons (collectively, the “Company Indemnified Parties”), against any Losses to which any of the foregoing Persons may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such Losses arise out of or are based upon: (i) any actual or alleged Misstatement regarding MSF and provided in writing by MSF expressly for use in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments, supplements, or free writing prospectuses thereto; and/or (2) any violation or alleged violation by MSF of the Securities Act, the Exchange Act, any state securities or Blue Sky law or any rule or regulation promulgated under the Securities Act the Exchange Act or any state securities or Blue Sky law that is not otherwise covered by the immediately preceding clause (1); and MSF will pay to the Company, and the other Company Indemnified Parties, all fees and expenses, including legal fees and expenses (including the fees and expenses of one local counsel), as reasonably incurred by, and billed to them in connection with investigating or defending any such Losses. The indemnity contained in this Section 2.12(b) shall not apply to amounts paid in settlement or compromise of any such Losses, if such settlement or compromise is effected without the consent of MSF, unless such settlement contains an unconditional, irrevocable and complete release MSF and MSF Indemnified Parties, from all Losses including any Losses payable by the Company and/or Company Indemnified Persons to any underwriters, brokers or placement agents, arising from or related to the matters giving rise to such Losses that are the subject of the settlement. In no event shall the aggregate of all indemnification payments by MSF under this Section 2.12(b) exceed the gross proceeds from the offering in respect of Registrable Shares sold on behalf of MSF, provided MSF was, at all relevant times, and remains in compliance with its other representations, warranties, agreements and obligations under this Agreement and any other agreements related to the registration, offering or sale of Company Shares.

(c) Promptly after receipt by an indemnified party under this Section 2.12 of notice of the commencement of any claim or action (including any governmental action or investigation), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.12, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses of such counsel to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or differing potential interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 2.12, except to the extent such failure to give notice has a material adverse effect on the ability of the indemnifying party to defend such action.

(d) If the indemnification provided for in this Section 2.12 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any Loss or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The amount MSF will be obligated to contribute pursuant to this Section 2.12(d) will be limited to an amount equal to the per share offering price multiplied by the number of Company Shares sold by MSF pursuant to the registration statement that gives rise to such obligation to contribute (less the aggregate amount of any damages that MSF has otherwise been required to pay in respect of such Losses or any substantially similar Loss arising from the sale of such Registrable Shares), provided MSF was, at all relevant times, and remains in compliance with its other representations, warranties, agreements and obligations under this Agreement and any other agreements related to the registration, offering or sale of Company Shares. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution hereunder from any person who was not guilty of such fraudulent misrepresentation.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control; provided that MSF’s indemnification contribution and other payment obligations under any underwriting or placement agreement shall not limit or change MSF’s obligations under this Section 2.12 without MSF’s and the Company’s consent.

(f) The obligations of the Company and MSF under this Section 2.12 shall survive the completion of any offering or sale of Registrable Shares pursuant to a Registration Statement under this Agreement, and the termination of this Agreement. The indemnity and contribution agreements contained in this Section 2.12 are in addition to any liability that an indemnifying party may have to an indemnified party.

2.14 Rule 144 Reporting. With a view to making available to MSF the benefits of SEC Rule 144, which may permit the sale of the Registrable Shares to the public without registration, the Company agrees to use its reasonable best efforts to:

(1)	make and keep public information available, as this term is used in Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of this Agreement;

(2)	file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

(3)	so long as MSF owns any Registrable Shares, furnish to MSF promptly upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Exchange Act; a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as MSF may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

2.15 Restrictions on Holders of Registrable Shares.

(a) At any time when there is more than one beneficial holder of Registrable Shares, they shall act collectively as if they were one person holding all Registrable Shares, and any act, determination or request permitted or required to be done or made hereunder by the MSF Representatives on behalf of MSF and any other holder of Registrable Shares shall be done or made solely by the MSF Representatives.

(b) Company Shares may be transferred to and held by Persons other than MSF subject to the Separation Agreement and this Agreement; provided, however, no Company Shares shall be transferred to Company Subsidiaries and all Company Shares transferred to or held by any such other Person shall automatically cease to be Registrable Shares, and the transferee shall have no registration rights or other rights or benefits of MSF hereunder. Any transferred Company Shares shall be restricted securities subject to the restrictions of Section 2.1 hereof and to the Separation Agreement, absent the sale pursuant to an effective Registration Statement or a determination by the Company that such Company Shares are no longer are restricted in the hands of the transferee under applicable securities laws, this Agreement and the Separation Agreement.

(c) Neither MSF or any MSF subsidiary shall purchase or acquire any Company Shares at any time, except MSF may receive Company Shares after the Delivery Date with respect to Retained Shares solely as a result of a Reorganization Event. Any such Company Shares received in a Reorganization Event shall be subject to Section 11.5(b) of the Separation Agreement.

2.16 Other Agreements Regarding Underwritten Offerings. MSF may participate in any Underwritten Offering pursuant to a Piggyback Registration Statement effected hereunder, provided MSF completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, Share Lock-up agreements and other documents, officer’s certificates, instruments or agreements required under the terms of such underwriting arrangements, or which are reasonably requested by the Company.

2.17 Share Lock-up Agreements. MSF shall on behalf of itself and its subsidiaries, enter into a Share Lock-up agreement in connection with each Underwritten Offering (including any IPO) that includes Registrable Shares, and if, at any time that the Company conducts an Underwritten Offering that does not include Registrable Shares, and the underwriters for such Underwritten Offering so request, then MSF shall, and shall cause its Affiliates to, enter into a customary Share Lock-up agreement with respect to the Registrable Shares. A Share Lock-up Agreement shall be for not more than 180 days following consummation of an IPO Underwritten Offering and such shorter period(s) as may be requested for non-IPO Underwritten Offerings.

ARTICLE III

MISCELLANEOUS

3.1 Assignment.

(a) Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or transferred, in whole or in part, by operation of Law or otherwise, by MSF or as a result of any Law, or action of any Governmental Authority taken without the Company’s prior written consent. The Company may assign or transfer its rights and obligations hereunder, provided any successor or assign expressly assumes the Company’s rights and obligations under this Agreement. Any purported assignment of rights or delegation of performance or obligations in violation of this Section 3.1 is void ab initio.

(b) This Agreement binds and benefits the parties and their respective permitted successors and assigns, and their heirs, legatees, and personal and legal representatives.

3.2 No Restrictions on Company Changes; Cooperation.

(a) Nothing in this Agreement is intended to, or shall restrict the Company or any of its subsidiaries, following the Distribution from completing one or more mergers, consolidations, statutory share exchanges, stock splits, stock dividends, stock buybacks or repurchases, reorganizations or other actions or transactions, including reclassifications or other changes, which affect the number or classes of Distributed Shares and/or Retained Shares of any class outstanding after the Distribution, and/or which result in any Distributed Shares or Retained Shares being converted into the right solely to receive cash in respect of some or all Company Shares held (each, a “Reorganization Event”). The numbers and classes of Registrable Shares shall be adjusted appropriately by the Company to reflect any Reorganization Events.

(b) In the event that the Company reduces the number of Company Class A Shares or Class B Shares through one or more Reorganization Events, MSF, immediately and automatically upon the effective time of the Reorganization Event, shall sell to the Company at the same price paid by the Company in the Reorganization Event, such number of shares of each class of Company Shares or shares, as will result in MSF holding not more than 19.9% of each class of Company Shares or shares then outstanding.

(c) MSF shall and shall cause the MSF subsidiaries to cooperate with the Company in effecting Reorganization Events.

3.3 Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida, applicable to contracts executed in and to be performed entirely within that State.

(b) All actions, claims and proceedings arising out of this Agreement not otherwise resolved as provided in Article IX of the Separation Agreement, together with the enforcement of any judgments or orders resulting from such proceedings, shall be heard and determined in any state or federal court sitting in the Southern District of the State of Florida, and the parties hereby irrevocably submit to the exclusive jurisdiction of such courts (and, in the case of appeals, appropriate appellate courts therefrom). The parties irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding. Each party hereby consents to process being served in any such action or proceeding by the delivery of a copy thereof to the addresses and set forth in Section 3.6, and each party acknowledges that such service shall constitute good and sufficient service of process or notice thereof. The consents to jurisdiction set forth in this Section 3.3(b) do not constitute general consents to service of process in the State of Florida and will have no effect for any purpose except as provided in this Section 3.3(b).

(c) EACH PARTY HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY CLAIM, ACTION OR PROCEEDING LITIGATION BETWEEN THE PARTIES DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

3.4 No Third-Party Beneficiaries. No transferees of Registrable Shares shall have any registration rights or other rights hereunder. Except for the provisions of Section 2.12 as to MSF Indemnified Parties and Company Indemnified Parties, nothing in this Agreement is intended to or shall confer upon any person other than the parties hereto any rights or remedies hereunder, whether as third beneficiaries or otherwise.

3.5 Interpretation. The words “include,” “includes,” “including” and their derivations are to be read as if they were followed by the phrase “without limitation.” The headings contained in this Agreement are for convenience of reference only and do not affect the meanings of this Agreement’s provisions. Any reference to an agreement means that agreement as amended or supplemented, subject to any restrictions on amendment contained herein or therein. Unless specified otherwise, any reference to a Law means such Law as amended or supplemented from time to time, and includes any rules and regulations promulgated thereunder, as amended or supplemented. Any reference to gender includes all genders, and the singular shall include the plural and vice versa. A “person” or “persons” shall include individuals and entities.

3.6 Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, by facsimile, by email (with a return receipt) or sent by recognized overnight courier to the parties at the following addresses:

If to MSF:	Luis Alberto Fernandes, Esq. Avenida Andrés Bello No. 1 Edificio Mercanti Caracas 1050, Venezuela Telephone: 58 (212) 503-1940 E-mail: lafernandes@bancomercantil.com

If to the MSF
Representatives:	Gustavo Marturet 220 Alhambra Circle 12th Floor Coral Gables, FL 33134 Telephone: (954) 415-8524 E-mail: marturetgustavo@yahoo.com

If to the Company:	220 Alhambra Circle 12 Floor Miami, Florida 33134 Attn: Millar Wilson Telephone: (305) 460-4025 E-mail: mwilson@mercantilcb.com

with copies to:	Ralph F. MacDonald, III Jones Day 1420 Peachtree Street, N.E. Suite 800 Atlanta, Georgia 30309-3053 Telephone: (404) 581-8622 E-mail: cmacdonald@jonesday.com or such other addresses, facsimile numbers or email addresses as such party may hereafter specify by like notice to the other parties. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 P.M. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

3.7 Amendments and Waivers. The parties may amend this Agreement only by a written agreement executed by the parties. The parties may waive any provision in this Agreement only by a writing executed by the party against whom the waiver is sought to be enforced. No failure or delay in exercising any right or remedy, or in requiring the satisfaction of any condition, under this Agreement, and no act, omission or course of dealing between the parties, operates as a waiver or estoppel of any right, remedy or condition. A waiver made in writing on one occasion is effective only in that instance and only for the purpose and period stated.

3.8 Termination. This Agreement shall terminate automatically upon there being no Registrable Shares.

3.9 Enforcement. The parties agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed, except as provided in Section 2.11 and otherwise herein, that the parties will be entitled to temporary restraining orders, injunctions or similar equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.

3.10 Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible

3.11 No Construction Against Drafter. Each party has participated in negotiating and drafting this Agreement, so if an ambiguity or question of intent or interpretation arises, this Agreement is to be construed as if the parties had drafted it jointly, as opposed to being construed against a party because it was responsible for drafting one or more provisions of this Agreement.

3.12 Counterparts; etc. This Agreement may be executed in two or more identical counterparts, all of which shall constitute one and the same agreement, which will be effective when executed by each party and delivered to the other party. The Agreement may be executed and delivered electronically by facsimile, pdf, or otherwise, any of which shall have the same force and effect as a manually executed original.

3.13 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subject matter hereof.

[signature page follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective undersigned officers.

ATTEST		MERCANTIL SERVICIOS FINANCIEROS, C.A.

By:	/s/ Guillermo Ponce	By:	/s/ Luis Alberto Fernandes
Name:	Guillermo Ponce	Name:	Luis Alberto Fernandes
Title:	Corporate Secretary	Title:	General Counsel
[Corporate Seal]

ATTEST		MERCANTIL BANK HOLDING CORPORATION

By:	/s/ Julio Pena	By:	/s/ Millar Wilson
Name:	Julio Pena	Name:	Millar Wilson
Title:	Assistant Corporate Secretary	Title:	Vice Chairman and CEO
[Corporate Seal]

[Signature Page to Registration Rights Agreement]

EXHIBIT 1

Restrictive Legends on all Affiliate Shares and Retained Shares

1. Transfer Restrictions

The following transfer restrictions shall be maintained by the Company and its Transfer Agent.

NONE OF THE SHARES OF THE COMPANY’S SHARES OF CLASS A COMMON STOCK OR CLASS B COMMON STOCK (INDIVIDUALLY AND COLLECTIVELY, “SHARES”) HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 (THE “FEDERAL SECURITIES LAWS”), OR THE SECURITIES, OR “BLUE SKY,” LAWS OF ANY STATE OR OTHER DOMESTIC OR FOREIGN JURISDICTION. NEITHER THESE SHARES NOR ANY INTEREST THEREIN MAY BE SOLD, PLEDGED, HYPOTHECATED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO A REGISTRATION STATEMENT IN EFFECT UNDER THE FEDERAL SECURITIES LAWS, INCLUDING A REGISTRATION STATEMENT ON SEC FORM 10 OR A WRITTEN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE FOR SUCH TRANSACTIONS UNDER THE FEDERAL SECURITIES LAWS AND OTHER APPLICABLE LAWS.